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                                                                    Exhibit 24.1
                          REPUBLIC NEW YORK CORPORATION

                            FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director and/or Officer of Republic New York Corporation ("Republic"), a Maryland corporation, hereby constitutes and appoints each of Walter H. Weiner, Thomas F. Robards and William
F. Rosenblum, Jr., his or her true and lawful attorney and agent, in the name and on behalf of the undersigned, with full power to act alone, to do any and all acts and things and execute any and all instruments which the said attorney and agent may deem necessary or advisable to enable Republic to file, in electronic form, a Registration Statement pursuant to Rule 415 under the Securities Act of 1933 on Form S-3 to register debt securities (which may be convertible into common or preferred stock); warrants to purchase debt securities; currency warrants; stock-index warrants; other warrants; preferred stock, depositary shares representing preferred stock; warrants to purchase preferred stock; warrants to purchase common stock; common stock, par value $5 per share; preferred securities of one or more Delaware statutory business trusts to be formed by the Corporation and the guarantees of the Corporation of the preferred securities of one or more Delaware statutory business trusts to be formed by the Corporation in the aggregate principal amount or having proceeds of up to $1,000,000,000 (or the equivalent in foreign denominated currencies or composite currencies, determined at the date of issuance) (the "Securities") of Republic in connection with a public offering of the Securities on a delayed or continuous basis and to comply with the Securities Act of 1933, as amended, and any rules and regulations and requirements of the Securities and Exchange Commission in respect thereof, including the power and authority to sign the name of the undersigned in his or her capacity as Director and/or Officer of Republic (including the power to affix the undersigned's signature in typed form as required by Rule 499(d)(2) of the Securities Act of 1933, as amended) to the Registration Statement to be filed with the Securities and Exchange Commission with respect thereto, to any and all amendments, including post-effective amendments, to the said Registration Statement and to any and all instruments and documents filed as a part of or in connection with the said Registration Statement or amendments thereto, HEREBY RATIFYING AND CONFIRMING all that the said attorneys and agents, or any of them, has done, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 15th day of October, 1997.


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